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As filed with the Securities and Exchange Commission on May 11, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CREDO PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	84-0772991 (IRS Employer Identification No.)
1801 Broadway, Suite 900, Denver, Colorado (Address of Principal Executive Offices)	80202 (Zip Code)

CREDO PETROLEUM CORPORATION 1997 STOCK OPTION PLAN
(as amended and restated effective October 25, 2001)
(Full Title of the Plan)

Mr. James T. Huffman	With a copy to:
President and Chief Executive Officer	Lester R. Woodward, Esq.
CREDO Petroleum Corporation	Davis Graham & Stubbs LLP
1801 Broadway, Suite 900	1550 17th Street, Suite 500
Denver, Colorado 80202	Denver, Colorado 80202
(Name and address of agent for service)
(303) 297-2200	(303) 892-9400
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock ($.10 par value per share) Shares to be issued under the Plan	73,330(1)	$15.39(2)	$1,128,549(2)	$132.83

(1)
Represents additional shares available for issuance under the CREDO Petroleum Corporation 1997 Stock Option Plan. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), includes such indeterminate number of shares of common stock as may be issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

(2)
Computed in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended. The estimated exercise price of $15.39 per share was computed by averaging the high and low prices as reported by the Nasdaq SmallCap Market on May 9, 2005 with respect to 73,330 shares of Common Stock as to which options or rights to purchase have not been granted as of the date of filing this Registration Statement.

EXPLANATORY NOTE

        This registration statement (the "Registration Statement") on Form S-8 of CREDO Petroleum Corporation (the "Company") is being filed pursuant to General Instruction E to Form S-8 under the Securities Act. This Registration Statement is being filed to register 73,330 additional shares of common stock, $0.10 par value (the "Common Stock") under the CREDO Petroleum Corporation 1997 Stock Option Plan (the "Plan"). The remaining shares of Common Stock issuable under the Plan have been previously registered by Registration Statement on Form S-8 (Reg. No. 333-47698) and by Registration Statement on Form S-8 (Reg. No. 333-114154), which registration statements are hereby incorporated by reference.

Item 8. Exhibits.

Exhibit No.	Description
5.1	Opinion of Davis Graham & Stubbs LLP*
10.1
CREDO Petroleum Corporation 1997 Stock Option Plan, as amended and restated effective October 25, 2001 (incorporated by reference to Exhibit 10(e) to the Company's Annual Report on Form 10-KSB for the fiscal year ended October 31, 2001, filed with the Commission on January 29, 2002).
23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1)*
23.2	Consent of Hein & Associates LLP*
24.1	Power of Attorney (included on the signature pages to this Registration Statement on Form S-8)*
*
Filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on this 11th day of May 2005.

CREDO PETROLEUM CORPORATION
By:	/s/ JAMES T. HUFFMAN James T. Huffman Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James T. Huffman and David W. Vreeman, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, in any and all capacities, any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date	Signature	Title

May 11, 2005	/s/ JAMES T. HUFFMAN James T. Huffman	Chairman of the Board, Chief Executive Officer, President, and Treasurer (Principal Executive Officer)
May 11, 2005	/s/ DAVID W. VREEMAN David W. Vreeman	Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)
May 11, 2005	/s/ WILLIAM N. BEACH William N. Beach	Director
May 11, 2005	/s/ CLARENCE H. BROWN Clarence H. Brown	Director
May 11, 2005	/s/ OAKLEY HALL Oakley Hall	Director
May 11, 2005	/s/ WILLIAM F. SKEWES William F. Skewes	Director
May 11, 2005	/s/ RICHARD B. STEVENS Richard B. Stevens	Director

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Davis Graham & Stubbs LLP
23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1)
23.2	Consent of Hein & Associates LLP
24.1	Power of Attorney (included on the signature page to this Registration Statement on Form S-8)

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EXPLANATORY NOTE
  Item 8. Exhibits.
SIGNATURES
EXHIBIT INDEX